SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2006

GEORESOURCES, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1407 West Dakota Parkway, Suite 1-B

Williston, North Dakota 58801

(Address of principal executive offices) (Zip Code)

(701) 572-2020

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure
Signature
Exhibit Index
EX - 99.1 Press Release, dated September 14, 2006.

SECTION 1 — REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 14, 2006, the registrant, GeoResources, Inc. (“Geo”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Geo, Southern Bay Energy Acquisition, LLC, a wholly-owned subsidiary of Geo (“Southern Acquisition”), Chandler Acquisition, Inc., a wholly-owned subsidiary of Geo (“Chandler Acquisition”), Southern Bay Oil & Gas, L.P. (“Southern”) and Chandler Energy, LLC (“Chandler”).  The Merger Agreement provides for two mergers (the “Mergers”) whereby Southern will be merged with and into Southern Acquisition, which will be the surviving entity, and Chandler will merge with and into Chandler Acquisition, which will be the surviving entity, and the equity interests in Southern and Chandler will be converted into the right to receive 8,263,000 shares of Geo common stock for the Southern equity owners and 1,931,000 shares of Geo common stock for the Chandler equity owners.

In addition to the Mergers, the Merger Agreement provides that offers will be made by Geo to a small number of working interest owners in a Chandler project in Colorado to acquire their interests for up to 496,000 shares of Geo common stock plus up to $164,500 to be paid by a Chandler affiliate (if 100% of such holders were to accept).  The Merger Agreement provides that the working interests of the holders that accept the offers will be conveyed to Chandler Acquisition concurrently with closing of the Mergers.  The terms of the Merger Agreement also provide that Southern and Chandler will obtain additional capital contributions aggregating approximately $19,408,000, to be used in pursuing the business plan of the combined entities, prior to or on the closing of the Mergers.

All shares of Geo common stock to be issued pursuant to the Merger Agreement will be “restricted securities” as such term is defined in Rule 144 promulgated under the Securities Act of 1933.  However, the Merger Agreement also provides that, after the consummation of the Mergers, Geo will promptly file a registration statement with respect to the subsequent public offer and resale of the Geo shares issued pursuant to the Merger Agreement.

The Merger Agreement has been approved by the Board of Directors of Geo.  The Mergers are also subject to Geo filing with the SEC and distributing a proxy statement for a special meeting of Geo shareholders seeking their approval of (i) the issuance of the Geo common stock pursuant to the Merger Agreement, (ii) an increase in the authorized capital stock of Geo so that a sufficient number of common shares will be available for issuance pursuant to the Merger Agreement and (iii) an increase in the number of shares of common stock reserved for issuance under the Geo 2004 Employee Incentive Plan from 300,000 shares to 1,750,000 shares.  In addition, Southern and Chandler have duly approved the Mergers, or will have approved the Mergers by the closing, by the necessary respective partnership and limited liability company actions.

The Merger Agreement contains other customary provisions, including representations and warranties, requirements as to the conduct of the parties’ businesses until the closing and restrictions on distributions to shareholders and equity holders.  In addition, the Merger Agreement contains provisions for a cash termination fee equal to 4% of the transaction value if the Geo Board of Directors withdraws its recommendation of the Mergers so that Geo can accept an offer with a higher transaction value.  However, Southern and Chandler have the right to elect to match one such higher offer and proceed with the Mergers, in which case Geo would not accept the higher offer, and the termination fee would not be payable.

The Merger Agreement also provides that, as of closing, Frank A. Lodzinski, President and Chief Executive Officer of the general partner of Southern, would assume the role of Chief Executive Officer, President and Director of Geo; Collis P. Chandler, III, President of Chandler, would serve as Executive Vice President and Director of Geo; and Jeffrey P. Vickers, President and Director of Geo, would serve as Vice President, Williston Basin Exploration and Development of Geo. In addition, the composition of the Geo’s board of directors, including to-be-named directors, will be constituted to meet the requirements of NASDAQ, including that a majority of the directors meet NASDAQ's independence requirements.  The parties contemplate that four directors will be named by Southern, two directors will be named by Chandler and one director will be named by Geo.

Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the proposed transactions described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.  The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed to by the parties, including qualifications concerning disclosures among the parties.  The representations and warranties, to a significant extent, were made to allocate risks among the parties to the Merger Agreement, including matters as to which the parties do not have complete knowledge of all facts, as opposed to reliance on the factual accuracy of such representations and warranties.  Furthermore, the representations and warranties in the Merger Agreement were qualified by information contained in exhibits and schedules attached to and made part of the Merger Agreement, that the parties disclosed in connection with signing the Merger Agreement.  In view of the purpose and nature of the Merger Agreement as discussed above, investors and security holders should not rely on the representations and warranties in the Merger Agreement as disclosures or characterizations of the actual state of facts or circumstances.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which Geo intends to file as an exhibit to a later filing with the SEC.

In addition, on September 14, 2006, Geo issued a press release announcing that it had entered into the Merger Agreement.  Subject to completion of due diligence and approval of the business combination by the shareholders of Geo, the partners of Southern and the members of Chandler, the companies believe the transactions could close in late 2006 or during the first quarter of 2007.  No assurances can be made that the transactions will be completed within these estimated periods of time.

ITEM 7.01  REGULATION FD DISCLOSURE.

On September 14, 2006, Geo issued a press release, attached hereto as Exhibit 99.1, announcing its entry into the Merger Agreement.

The information referenced in this Item 7.01 is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions as described in the Merger Agreement, Geo expects to file a proxy statement regarding the Mergers with the Securities and Exchange Commission (the “SEC”),  and thereafter seek the approval of the shareholders of Geo, as stated above.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT GEO, SOUTHERN AND CHANDLER.  A definitive proxy statement will be sent to the shareholders of Geo seeking their approval of the issuance of shares of Geo common stock pursuant to the Merger Agreement, as well as seeking their approval of an amendment to the articles of incorporation of Geo increasing its authorized shares of stock so that the agreed-upon numbers of shares can be issued in connection with the transactions contemplated by the Merger Agreement.  Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by Geo with the SEC at the SEC’s website at www.sec.gov.

The definitive proxy statement of Geo, when available, and other relevant material documents relating to Geo and the transactions contemplated by the Merger Agreement may also be obtained free from Geo by directing a request to GeoResources, Inc., P.O. Box 1505, Williston, North Dakota 58802-1505, Attention: Cathy Kruse, (701) 572-2020.

Geo, its directors, executive officers and certain members of management and employees may be deemed to be “participants in the solicitation of” proxies from the shareholders of Geo in connection with the Mergers.  Information regarding such persons and a description of their interests in the acquisition will be contained in the proxy statement when it is filed.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release, dated September 14, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC

By:

/s/ Jeffrey P. Vickers

Jeffrey P. Vickers, President

Date: September 18, 2006